Exhibit 99.2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Voteby Internet or Telephone-QUICK ___ EASY IMMEDIATE -24HoursaDay,7DaysaWeekorbyMail

As an Advanced Photonix, Inc. stockholder, you have the option of voting your shares electronically through the internet or by telephone, eliminating the need to return the proxy card. Your electronic vote or vote by telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. To ensure your shares are voted, votes submitted electronically over the internet or by telephone should be received by 7:00 p.m., Eastern Daylight Time, on May 7, 2015.

INTERNET/MOBILE –www.cstproxyvote.com

Use the internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537

Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

“FOR” THIS PROXY EACH WILL PROPOSAL. BE VOTED THIS AS PROXY DIRECTED, IS SOLICITED OR, IF NO ON DIRECTION BEHALF OF IS THE INDICATED, BOARD WILL OF DIRECTORS, BE VOTED WHICH RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

1. To consider and adopt the Agreement FOR AGAINST ABSTAIN

and Plan of Merger and Reorganization,

dated January 30, 2015, by and among the

Company, Luna Innovations Incorporated,

a Delaware corporation (“Luna”), and API

Merger Sub, Inc., a wholly owned

subsidiary of Luna, as amended from

time to time, and approve the transactions

contemplated thereby.

2. To consider and approve the adjournment FOR AGAINST ABSTAIN of the Company’s special meeting from

time to time, if necessary or appropriate

(as determined by the Company), to solicit

additional proxies if there are not

sufficient votes in favor of the adoption

and approval of Proposal No. 1.

Authority is hereby given to each of the proxies named herein (or their substitutes) acting individually to vote in accordance with their best judgment upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature Signature, if held jointly Date , 2015.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on May 8, 2015.

The Joint Proxy Statement with Luna Innovations Incorporated is available at: http://www.cstproxy.com/advancedphotonix/sm2015

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED _

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Advanced Photonix, Inc.

The undersigned, revoking all prior proxies, appoints Richard D. Kurtz and Donald Pastor, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, in the manner provided on this proxy card, all of the shares of Class A Common Stock of Advanced Photonix, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of Advanced Photonix, Inc. to be held at the offices of Advanced Photonix, Inc., 2925 Boardwalk Drive, Ann Arbor, MI 48104 at 9:00 a.m., local time, on Friday, May 8, 2015, or at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

(Continued and to be marked, dated and signed, on the other side)